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EXHIBIT 11 - Statement re computation of per share earnings

                             SUIZA FOODS CORPORATION
               (In thousands, except share and per-share amounts)


                                                                                  Year Ended December 31,
                                                                      ------------------------------------------------
Basic EPS computation:                                                    1999              1998              1997
                                                                      ------------      ------------      ------------
  Numerator:
    Income from continuing operations                                 $    108,827      $    103,069      $     39,330
    Less preferred stock dividends                                                              (237)             (300)
                                                                      ------------      ------------      ------------

    Income applicable to common stock                                 $    108,827      $    102,832      $     39,030
                                                                      ============      ============      ============

  Denominator:
    Average common shares                                               32,861,218        32,953,290        29,508,791
                                                                      ============      ============      ============

Basic EPS from continuing operations                                  $       3.31      $       3.12      $       1.32
                                                                      ============      ============      ============


Diluted EPS calculation:
  Numerator:
    Income from continuing operations                                 $    108,827      $    103,069      $     39,330
    Less preferred stock dividends                                                              (237)             (300)
    Net effect on earnings from conversion of mandatorily
        redeemable convertible preferred securities                         24,501            18,732
                                                                      ------------      ------------      ------------

    Income applicable to common stock                                 $    133,328      $    121,564      $     39,030
                                                                      ============      ============      ============

  Denominator:
    Average common shares - basic                                       32,861,218        32,953,290        29,508,791
    Stock option conversion                                                901,151         1,838,193         1,815,017
    Earnings contingency                                                                                        24,783
    Dilutive effect of conversion of mandatorily
      redeemable convertible preferred securities                        9,096,123         7,174,081
                                                                      ------------      ------------      ------------

    Average common shares - diluted                                     42,858,492        41,965,564        31,348,591
                                                                      ============      ============      ============

  Diluted EPS from continuing operations                              $       3.11      $       2.90      $       1.25
                                                                      ============      ============      ============